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                                                                    EXHIBIT 10.8

                                  AMENDMENT TO

          CORPORATE DEVELOPMENT AND ADMINISTRATIVE SERVICES AGREEMENT



The undersigned, Brentwood Buyout Partners, L.P., a Delaware limited partnership ("BBP") and Acme Acquisition Corp., a Delaware corporation ("AAC"), hereby agree to amend the Corporate Development and Administrative Services Agreement, dated as of July 27, 1992, effective October 31, 1993, as follows:

Section 2.2 Compensation shall be amended to read in its entirety as follows:
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     As partial consideration for the services to be provided pursuant to
Section 1 hereof, AAC shall pay to Brentwood Associates Buyout Fund, L.P. ("BABF") a monitoring fee (the "Monitoring Fee") from November 1, 1993 through the last day of the term of this Agreement. The amount of the Monitoring Fee shall be an amount equal to one percent (1%) per annum of the aggregate amount of debt and equity investment of or by Investors in AAC. The Monitoring Fee for the two month period November 1, 1993 through December 31, 1993 shall be payable in advance on November 1, 1993. Thereafter the Monitoring Fee shall be payable semiannually in advance (i) on or before January 10 of each year with respect to the half year beginning on January 1 of such year and (ii) on or before July 10 of each year with respect to the half year beginning on July 1 of such year.
The Monitoring Fee for any partial period shall be prorated on the basis of the ratio that the total number of days in the half year during which the obligation to pay the Monitoring Fee is effective under this Agreement bears to 182. To the extent that any portion of the Monitoring Fee for the final half year has been prepaid but has not been earned, BABF shall cause the unearned portion (determined by the method set forth in the immediately preceding sentence) of such payment to be refunded to AAC. Subject only to the immediately preceding sentence, all amounts paid under this Section 2.2 shall be nonrefundable. The initial Monitoring Fee to be paid pursuant to this Section 2.2 shall be calculated based upon the aggregate amount of debt and equity investment of or by Investors outstanding on November 1, 1993 and thereafter such semiannual payments shall be calculated based upon the average of the aggregate amounts of such debt and equity outstanding during each of the six months of the immediately preceding half year payment period.

Except as herein expressly provided, the Corporate Development and Administrative Services Agreement referred to above shall remain in full force and effect in accordance with its terms.
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     In witness whereof, each of the parties hereto has executed this Amendment with the intent to be legally bound, all as of the date set forth above .


                                  ACME ACQUISITION CORP.

                                  By:  /s/ IRA MENDELSOHN
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                                      Ira Mendelsohn, President

                                  BRENTWOOD BUYOUT PARTNERS, L.P.

                                  By:  /s/ WILLIAM M. BARNUM
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                                      William M. Barnum, Gen. Partner

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